SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 4, 2010
PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry of Order Approving Stipulation for Settlement of Claim

On March 4, 2010, the Superior Court of the State of California for the County of Los Angeles (the “Court”) entered an Order Approving Stipulation for Settlement of Claim (the “Order”) in the matter entitled Socius CG II, Ltd. v. Pacific Ethanol, Inc.  The Order provides for the full and final settlement of Socius GC II, Ltd.’s (“Socius”) $5,000,000 claim against us (the “Claim”). Socius purchased the Claim from Lyles United, LLC (“Lyles United”), a creditor of Pacific Ethanol, Inc., pursuant to the terms of a Purchase and Option Agreement dated effective as of March 2, 2010 between Socius and Lyles United (the “Lyles United Purchase Agreement”). The Claim consists of the right to receive $5,000,000 of principal amount of and under a loan made by Lyles United to us pursuant to the terms of an Amended and Restated Promissory Note dated November 7, 2008 in the original principal amount of $30,000,000 (the “Lyles United Note”).  Pursuant to the terms of the Order, on March 5, 2010, we issued and delivered to Socius 5,800,000 shares of our common stock (the “Settlement Shares”), subject to adjustment as set forth in the Order.

The Settlement Shares represent approximately 9.99% of the total number of shares of our common stock outstanding immediately preceding the date of the Order.  The total number of shares of our common stock to be issued to Socius or its designee in connection with the Order will be adjusted on the 6th trading day following the date on which the Settlement Shares are issued, as follows: (i) if the number of VWAP Shares (as defined below) exceeds the number of Settlement Shares initially issued, then we will issue to Socius or its designee additional shares of our common stock equal to the difference between the number of VWAP Shares and the number of Settlement Shares, and (ii) if the number of VWAP Shares is less than the number of Settlement Shares, then Socius or its designee will return to us for cancellation that number of shares as equals the difference between the number of VWAP Shares and the number of Settlement Shares.

The number of VWAP Shares is equal to (i) $5,000,000 plus Socius’ reasonable legal fees, expenses, and costs (ii) divided by 80% of the volume weighted average price (“VWAP”) of our common stock over the 5-day trading period immediately following the date on which the Settlement Shares were issued.  In no event will the number of shares of our common stock issued to Socius or its designee in connection with the settlement of the Claim, aggregated with all shares of our common stock then owned or beneficially owned or controlled by, collectively, Socius and its affiliates, at any time exceed (x) 9.99% of the total number of shares of our common stock then outstanding , or (y) without our prior written consent, that number of shares of our common stock that would trigger a new limitation under Internal Revenue Code Section 382.  In addition, in no event will the aggregate number of shares of our common stock issued to Socius or its designee in connection with the settlement of the Claim, aggregated with any other shares of our common stock issued to Socius and/or its designees by us, at any time exceed 19.99% of the total number of shares of our common stock outstanding immediately preceding the date of the Order unless we have obtained either (1) stockholder approval of the issuance of more than such number of shares of our common stock pursuant to NASDAQ Marketplace Rule 5635(d) or (2) a waiver from NASDAQ of our compliance with Rule 5635(d).

The description of the Order does not purport to be complete and is qualified in its entirety by reference to the Order, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

The offer and sale of the securities described in Item 1.01 were effected in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

Lyles United Purchase Agreement

On March 2, 2010, Socius and Lyles United entered into the Lyles United Purchase Agreement described in Item 1.01 above.  We are a party to the Lyles United Purchase Agreement through our execution of an acknowledgment contained therein.  The Lyles United Purchase Agreement provides for the sale by Lyles United to Socius of Lyles United’s right to receive payment on a portion of the total amount of our indebtedness to Lyles United, namely $5.0 million principal amount of and under an Amended and Restated Promissory Note dated November 7, 2008 in the principal amount of $30,000,000 (the “Lyles United Note”).  The Lyles United Purchase Agreement also provides that if certain conditions are met with respect to the sale and purchase of the $5.0 million portion of the total indebtedness owed to Lyles United, then Lyles United will have successive options, to be exercised at the sole and absolute discretion of Lyles United, if at all, to sell, transfer and assign to Socius one or more additional claims (which may include any combination of principal, interest or reimbursable fees or expenses comprising part of the then-outstanding indebtedness) in the amount of $5.0 million each.

In the acknowledgment, we acknowledged and agreed with Socius and Lyles United (i) that certain of the recitals in the Lyles United Purchase Agreement are true and correct, (ii) that the sale of the $5.0 million claim to Socius covers only such amount, that Lyles United reserves and preserves all of its other claims and interests under the Lyles United Note and that Lyles United’s sale of the $5.0 million claim does not in any way prejudice or have any adverse effect on such other claims and interests of Lyles United under the Lyles United Note (iii) that the execution, delivery and performance of the Lyles United Purchase Agreement does not and will not conflict with the terms of the Lyles United Note (or any credit enhancement documents that have been executed in connection with the Lyles United Note) nor will it require any waiver or consent, (iv) that the Lyles United Note is valid, outstanding and enforceable in accordance with its terms and is not subject to any defense or offset and that Lyles United continues to have a valid, enforceable and perfected security interest in certain of our assets pursuant to certain credit enhancement documents entered into by us and Lyles United in connection with the Lyles United Note, and (v) that Socius and Lyles United are relying on our acknowledgments and agreements in entering into the Lyles United Purchase Agreement.

The description of the Lyles United Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Lyles United Purchase Agreement, which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Lyles Mechanical Co. Option/Purchase Agreement

On March 2, 2010, Socius and Lyles Mechanical Co. (“Lyles Mechanical”) entered into an Option/Purchase Agreement (the “Option Agreement”).  We are a party to the Option Agreement through our execution of an acknowledgment contained therein.  The Option Agreement grants Lyles Mechanical an option in the future, to be exercised at the sole and absolute discretion of Lyles Mechanical, if at all, to sell, transfer and assign to Socius the right of Lyles Mechanical to receive payment of all amounts due Lyles Mechanical by us pursuant to the terms of a Promissory Note (Final Payment) dated October 20, 2008 in the principal amount of $1.5 million (the “Lyles Mechanical Note”).

In the acknowledgment, we acknowledged and agreed with Socius and Lyles Mechanical (i) that certain of the recitals in the Option Agreement are true and correct, (ii) that the sale of the claim to Socius does cover any rights of Lyles Mechanical against us that do not arise under the Lyles Mechanical Note and that entering into the Option Agreement wil l not in any way prejudice or have any adverse effect on any other rights of Lyles Mechanical, (iii) that the execution, delivery and performance of the Lyles United Purchase Agreement does not and will not conflict with the terms of the Lyles Mechanical Note nor will it require any waiver or consent, (iv) that the Lyles Mechanical Note is valid, outstanding and enforceable in accordance with its terms and is not subject to any defense or offset and (v) that Socius and Lyles Mechanical are relying on our acknowledgments and agreements in entering into the Option Agreement.

The description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, which is filed as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Order Approving Stipulation for Settlement of Claim (*)
99.1	Purchase and Option Agreement dated March 2, 2010 by and between Lyles United, LLC and Socius CG II, Ltd. containing an Acknowledgment by Pacific Ethanol, Inc. (*)
99.2	Option/Purchase Agreement dated March 2, 2010 by and between Lyles Mechanical Co. and Socius CG II, Ltd. containing an Acknowledgment by Pacific Ethanol, Inc. (*)
_______________
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2010	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W.  WRIGHT
Christopher W.  Wright,
Vice President, General Counsel & Secretary

  EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Order Approving Stipulation for Settlement of Claim
99.1	Purchase and Option Agreement dated March 2, 2010 by and between Lyles United, LLC and Socius CG II, Ltd. containing an Acknowledgment by Pacific Ethanol, Inc.
99.2	Option/Purchase Agreement dated March 2, 2010 by and between Lyles Mechanical Co. and Socius CG II, Ltd. containing an Acknowledgment by Pacific Ethanol, Inc.